Exhibit 99.1

SWK Holdings Corporation Announces Commencement of Trading on the Nasdaq Capital Market

Trading begins today, January 23, 2020, under the ticker symbol “SWKH”

SWK Holdings to ring the Nasdaq Stock Market Opening Bell

Dallas, TX, January 23, 2020 – SWK Holdings Corporation (Nasdaq: SWKH), a life science focused specialty finance company, today announced that its shares of common stock will begin trading on the Nasdaq Capital Market beginning today at 9:30 a.m., EST under the ticker symbol “SWKH.”

Additionally, this morning, Chairman and Chief Executive Officer Winston Black and other members of SWK’s management team will ring the Nasdaq Opening Bell. The Opening Bell ceremony will be broadcast live starting at 9:15 a.m., EST from the Nasdaq MarketSite Tower in New York City. To view the broadcast, please visit: https://www.nasdaq.com/marketsite/bell-ringing-ceremony.

About SWK Holdings Corporation

SWK Holdings Corporation is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” and elsewhere in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Investor / Media Relations:

Maureen McEnroe / Jason Rando

Tiberend Strategic Advisors, Inc.

212.375.2664 / 212.375.2665

mmcenroe@tiberend.com / jrando@tiberend.com